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                     [LETTERHEAD FOR FREEBERG & FREEBERG]




To the Board of Directors
Premier Mortgage Corporation
Roslyn Heights, New York


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                    /s/ Freeberg & Freeberg
                                                   ----------------------------
                                                        Freeberg & Freeberg


Westbury, New York
October 22, 1997